EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GCP Applied Technologies Inc. of our report dated August 5, 2015 relating to the combined financial statements and financial statement schedule which appears in Amendment No. 5 to the Form 10 of GCP Applied Technologies Inc.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
January 28, 2016